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                                                                    Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934,
                             RULES 13a-14 AND 15d-14
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Indigenous Global Development Corporation (the "Company") on Form 10-QSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Deni Leonard, Chairman, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Rules 13a-14 and 15-d14 of the Securities Exchange Act of 1934, as adopted pursuant to ss.302 of the Sarbanes-Oxley Act of 2002, that:

         (1) I have reviewed the Report;

         (2) Based upon my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

         (3) Based upon my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company, as of, and for, the periods presented in the Report;

         (4) I and the other certifying officers of the Company are responsible for establishing and maintaining disclosure controls and procedures and internal controls and procedures for financial reporting (as defined in Exchange Act Rules 13a-14 and 15d-14) and we have:

                a. Designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the Report is being prepared;
                b. Designed such internal controls and procedures for financial reporting to provide reasonable assurances that the Company's financial statements are fairly presented in conformity with generally accepted accounting principles;
                c. Evaluated the effectiveness of the Company's disclosure controls and procedures and internal controls and procedures for the for the financial reporting as of the end of the period covered by this Report;
                d. Presented in this Report our conclusions about the
                   effectiveness of the disclosure controls and procedures and internal controls and procedures for financial reporting based on our evaluation.


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         (5) I and the other certifying officers have disclosed to the Company's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

                a. All significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting, which could adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports it files or submits under the Act, within the time periods specified in the U.S. Securities and Exchange Commission rules and forms; and

                b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

         (6) I and the other certifying officers have indicated in this Report whether or not there were significant changes in internal controls and procedures for financial reporting or in other factors that could significantly affect internal controls and procedures for financial reporting made during the period covered by this report, including any actions taken to correct significant deficiencies and material weaknesses in the Company's internal controls and procedures for financial reporting.


6/25/03                                 /s/ Deni Leonard
-------                                 ----------------

Date                                    Chairman and Chief Executive Officer

6/25/03                                 /s/ Deni Leonard
-------                                 ----------------

Date                                    Chief Financial Officer


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